UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2024

Sterling Check Corp.

(Exact name of registrant as specified in its charter)

Delaware	1-40829	37-1784336
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6150 Oak Tree Boulevard, Suite 490 Independence Ohio	44131
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: 1 (800) 853-3228

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	STER	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

As previously announced, on February 28, 2024, Sterling Check Corp., a Delaware corporation (the “Company” or “Sterling”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with First Advantage Corporation, a Delaware corporation (“First Advantage”), and Starter Merger Sub, Inc., a Delaware corporation and an indirect wholly-owned subsidiary of First Advantage (“Merger Sub”). The Merger Agreement provides that, upon the terms and subject to the conditions set forth therein, Merger Sub will be merged with and into the Company (the “Merger”), with the Company continuing as the surviving corporation in the Merger and becoming an indirect wholly-owned subsidiary of First Advantage. The respective boards of directors of the Company and First Advantage unanimously approved the Merger Agreement, and the board of directors of the Company recommended that the Company’s stockholders adopt the Merger Agreement.

Upon the effective time of the Merger, each share of common stock, par value $0.01 per share, of the Company (“Company Common Stock”) issued and outstanding immediately prior to the effective time of the Merger will be converted into the right to receive, at the election of the holder of such share of Company Common Stock, and subject to proration in accordance with the Merger Agreement as described below: (i) $16.73 per share in cash, without interest (the “Cash Consideration”), or (ii) 0.979 (the “Exchange Ratio”) shares of common stock, par value $0.001 per share, of First Advantage (“First Advantage Common Stock” and, such consideration, the “Stock Consideration” and, together with the Cash Consideration, the “Merger Consideration”). The election will be subject to a proration mechanism, such that the total number of shares of Company Common Stock entitled to receive the Cash Consideration will be equal to 72%, and the total number of shares of Company Common Stock entitled to receive the Stock Consideration will be equal to 28%, of the aggregate number of shares of Company Common Stock issued and outstanding immediately prior to the consummation of the Merger. Holders of Company Common Stock that do not make an election will be treated as having elected to receive the Cash Consideration or the Stock Consideration in accordance with and subject to the proration methodology in the Merger Agreement.

With respect to each share of restricted stock, each restricted stock unit, and each net option share (as calculated pursuant to the Merger Agreement) underlying an in-the-money stock option award of the Company, the holder of such award will receive, as a result of the Merger, the same election to receive the per-share Merger Consideration with respect to such award, without interest and less applicable tax withholding. Merger Consideration in respect of unvested awards (other than unvested awards held by non-employee directors) will be paid in the form of either an unvested cash award or an unvested First Advantage restricted stock award (based on the Exchange Ratio), at the holder’s election, which award will be subject to the same terms and conditions (including vesting) as applied to the replaced Company equity award. Due to limitations under certain local laws, non-U.S. holders of unvested Company equity awards will generally be required to receive their replacement awards in the form of unvested cash awards. Any out-of-the-money Company stock options, whether vested or unvested, will be canceled for no consideration.

If the Merger is consummated, the Company Common Stock will be delisted from The NASDAQ Global Stock Market (“Nasdaq”) and deregistered under the Securities Exchange Act of 1934, as amended. Following the closing of the Merger, First Advantage Common Stock will continue to be listed on Nasdaq under the ticker symbol “FA.”

Consummation of the Merger, which is expected to occur in approximately the third quarter of 2024, is subject to the satisfaction or waiver of customary closing conditions, including (i) adoption of the Merger Agreement by Company stockholders (which was obtained by the delivery of the Written Consent (as defined below) on February 28, 2024), (ii) the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and clearance under the antitrust and foreign direct investment laws of certain other jurisdictions, (iii) the absence of certain orders or laws preventing the consummation of the Merger, (iv) the effectiveness of the registration statement on Form S-4 to be filed by First Advantage with the SEC in connection with the Merger, (v) the authorization for listing on Nasdaq of the shares of First Advantage Common Stock to be issued in connection with the Merger and (vi) the mailing of the information statement contemplated by Rule 14c-2 of the Exchange Act by the Company to the stockholders of the Company, and the lapse of at least 20 business days from the date of completion of such mailing. The obligation of each party to consummate the Merger is also subject to other customary closing conditions, including the absence of a material adverse effect with respect to the other party, the accuracy of the other party’s representations and warranties, subject to certain materiality standards set forth in the Merger Agreement and compliance in all material respects with the other party’s obligations under the Merger Agreement, subject to certain heightened standards set forth in the Merger Agreement.

The Company is subject to customary non-solicitation restrictions set forth in the Merger Agreement. However, prior to 11:59 p.m., New York City time, on March 23, 2024, the Company may, subject to the terms and conditions set forth in the Merger Agreement, engage in negotiations or discussions with, and furnish nonpublic information to, a third party (other than certain excluded parties) that makes an unsolicited written bona fide acquisition proposal, if the Company’s board of directors determines in good faith that such acquisition proposal constitutes, or would reasonably be expected to lead to, a Superior Proposal (as defined in the Merger Agreement). If the Company’s board of directors determines in good faith that an acquisition proposal constitutes a Superior Proposal, and the Company complies with certain notice and other conditions set forth in the Merger Agreement (including providing First Advantage with a four business day period to match or improve upon such Superior Proposal and First Advantage failing to do so), the Company may, prior to 11:59 p.m., New York City time, on March 23, 2024, terminate the Merger Agreement to accept such Superior Proposal.

The Merger Agreement contains other termination rights for either or each of First Advantage and the Company, including, among others, by either party if the consummation of the Merger does not occur on or before 11:59 p.m., New York City time, on February 28, 2025 (the “Initial Outside Date”), subject to an extension of six months at First Advantage’s election (the “Extended Outside Date”) if on the Initial Outside Date all of the closing conditions except those relating to antitrust approvals have been satisfied or waived.

Upon termination of the Merger Agreement under certain specified circumstances, including by the Company to enter into a definitive agreement with respect to a Superior Proposal in accordance with the terms of the Merger Agreement, the Company will be required to pay First Advantage a termination fee in the amount of $66.3 million. Upon termination of the Merger Agreement by either party because certain required antitrust approvals are not obtained (i) by the Initial Outside Date, First Advantage will be required to pay the Company a termination fee of $60 million or (ii) by the Extended Outside Date, First Advantage will be required to pay the Company a termination fee of $90 million. In addition, if First Advantage fails to consummate the Merger within five business days after all of the required conditions have been satisfied and the Company terminates the Merger Agreement as a result thereof, First Advantage will be required to pay the Company a termination fee of $100 million.

The parties have made customary representations, warranties and covenants in the Merger Agreement, including covenants relating to (i) the conduct of each of the Company’s and First Advantage’s respective businesses in the ordinary course between the date of the signing of the Merger Agreement and the consummation of the Merger, (ii) the parties using their respective reasonable best efforts to obtain any approvals from governmental authorities required for the Merger, including antitrust approvals and foreign direct investment approvals, on the terms and subject to the conditions set forth in the Merger Agreement, and (iii) the preparation and filing with the Securities and Exchange Commission (the “SEC”) of a registration statement on Form S-4 containing an information statement of the Company in connection with the Merger.

Effective upon the effective time of the Merger, and on terms and conditions to be determined by First Advantage, First Advantage will offer Joshua Peirez, the Chief Executive Officer and a director of the Company, a seat on First Advantage’s board of directors.

The foregoing summary of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement attached hereto as Exhibit 2.1 and incorporated herein by reference.

The Merger Agreement has been attached as an exhibit hereto to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company, First Advantage, or Merger Sub, their respective businesses, or the actual conduct of their respective businesses during the period prior to the consummation of the Merger. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement as of the specific dates therein, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Accordingly, the representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time and investors should not rely on them as statements of fact.

In connection with entering into the Merger Agreement, on February 28, 2024, the Company entered into a support agreement (the “Support Agreement”), by and among the Company, First Advantage and certain entities advised by or affiliated with Goldman Sachs & Co. LLC and holding a majority of the issued and outstanding shares of Company Common Stock (together, the “Specified Stockholders”), pursuant to which the Specified Stockholders agreed to, among other things, and subject to the terms and conditions set forth therein, vote in favor of the Merger Agreement and the transactions contemplated thereby, including the Merger, and prohibiting the Specified Stockholders from soliciting alternative acquisition proposals. The Support Agreement will automatically terminate if the Merger Agreement is terminated in accordance with its terms. Caisse de dépôt et placement du Québec is an investor in one of the Specified Stockholders.

The foregoing summary of the Support Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Support Agreement attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On February 28, 2024, following the execution of the Merger Agreement, the Specified Stockholders, holding approximately 52.8% of the total outstanding shares of Company Common Stock delivered a written consent (the “Written Consent”) to adopt the Merger Agreement and to approve the transactions contemplated thereby, including the Merger. Delivery of the Written Consent by the Specified Stockholders was sufficient to adopt the Merger Agreement and, therefore, approve the Merger on behalf of all stockholders of the Company, and no further vote of Company stockholders will be required.

Pursuant to rules adopted by the SEC under the Exchange Act, the Company will prepare and file with the SEC, and thereafter mail to its stockholders, a Schedule 14C information statement.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated as of February 28, 2024, by and among First Advantage Corporation, Sterling Check Corp., and Slider Merger Sub, Inc.

10.1*	Support Agreement, dated as of February 28, 2024, by and among First Advantage Corporation, Sterling Check Corp., Broad Street Principal Investments, L.L.C., Checkers Control Partnership, L.P., and Broad Street Control Advisors, L.L.C.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*

Annexes, schedules and/or exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted attachment to the SEC upon request.

No Offer or Solicitation

This communication is for informational purposes only and is not intended to and does not constitute, or form a part of, an offer, invitation or the solicitation of an offer or invitation to purchase, otherwise acquire, subscribe for, sell or otherwise dispose of any securities, or a solicitation of any vote or approval in any jurisdiction, pursuant to the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in which such sale, issuance or transfer of securities would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made, except by means of a prospectus meeting the requirements of Section 10 of the Securities Act.

Additional Information about the Merger and Where to Find It

In connection with the proposed transaction, First Advantage intends to file with the SEC a registration statement on Form S-4 that will include an information statement of the Company and that also constitutes a prospectus of First Advantage. Each of First Advantage and the Company may also file other relevant documents with the SEC regarding the proposed transaction. This document is not a substitute for the information statement/prospectus or registration statement or any other document that First Advantage or the Company may file with the SEC. The information statement/prospectus (if and when available) will be mailed to stockholders of First Advantage and the Company. INVESTORS AND SECURITY HOLDERS OF FIRST ADVANTAGE AND THE COMPANY ARE URGED TO READ THE REGISTRATION STATEMENT, INFORMATION STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS THAT MAY BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain free copies of the registration statement and information statement/prospectus (if and when available) and other documents containing important information about First Advantage, the Company and the proposed transaction, once such documents are filed with the SEC through the website maintained by the SEC at www.sec.gov. Copies of the documents filed with the SEC by First Advantage will be available free of charge on First Advantage’s website at https://fadv.com/ or by contacting First Advantage’s Investor Relations department at investors@fadv.com. Copies of the documents filed with the SEC by the Company will be available free of charge on the Company’s website at https://www.sterlingcheck.com/ or by contacting the Company’s Investor Relations department at IR@sterlingcheck.com.

Forward-Looking Statements

This report and any documents referred to in this report contain forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act, and it is intended that all forward-looking statements that the Company or First Advantage make will be subject to the safe harbor protections created thereby. Forward-looking statements can be identified by forward-looking terminology such as “aim,” “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “projection,” “seek,” “should,” “will” or “would,” or the negative thereof or other variations thereon or comparable terminology. In particular, statements that address the Company’s and First Advantage’s future performance, business strategy, future operations, estimates and projections of revenues, losses, costs, expenses, returns, cash flow, and financial position, anticipated benefits of strategic transactions (including acquisitions and divestitures), and plans and objectives of management (including plans for future cash flow from operations), contained in this report or any documents referred to herein are forward-looking statements. These statements also include, but are not limited to, statements regarding the expected benefits of the proposed transaction to the Company and First Advantage and each of their stockholders and the anticipated timing thereof. The Company and First Advantage have based these forward-looking statements on current expectations, assumptions, estimates and projections. Such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond the Company and First Advantage’s control. Many factors could cause actual future events to differ materially from the forward-looking statements in this report, including but not limited to: (i) the risk that the proposed transaction may not be completed in a timely manner or at all, (ii) the failure to satisfy the conditions to the consummation of the proposed transaction, including the receipt of certain governmental and regulatory approvals, (iii) the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement, (iv) the effect of the announcement or pendency of the proposed transaction on the Company’s business relationships, operating results, and business generally, (v) risks that the proposed transaction disrupts current plans and operations of the Company or First Advantage and potential difficulties in the Company employee retention as a result of the proposed transaction, (vi) risks related to diverting management’s attention from the Company’s ongoing business operations, (vii) unexpected costs, charges or expenses resulting from the proposed transaction, (viii) certain restrictions during the pendency of the proposed transaction that may impact the Company’s ability to pursue certain business opportunities or strategic transactions and (ix) the outcome of any legal proceedings that may be instituted against First Advantage or against the Company related to the

Merger Agreement or the proposed transaction. These and other important factors, including those discussed more fully in the Company and First Advantage’s filings with the SEC, including their respective Forms 10-K, 10-Q and 8-K, may cause actual results, performance or achievements to differ materially from those expressed or implied by these forward-looking statements. The forward-looking statements contained in this report are not guarantees of future performance and actual results of operations, financial condition, and liquidity, and the development of the industry in which each of the Company and First Advantage operates, may differ materially from the forward-looking statements contained in this report. Any forward-looking statement made in this report speaks only as of the date of such statement. Except as required by law, neither the Company nor First Advantage undertakes any obligation to update or revise, or to publicly announce any update or revision to, any of the forward-looking statements, whether as a result of new information, future events or otherwise, after the date of this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STERLING CHECK CORP.

March 1, 2024	By:	/s/ Steven Barnett
	Name:	Steven Barnett
	Title:	Executive Vice President, Secretary and
Chief Legal & Risk Officer